UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Financial Statements and Exhibits.

(a)      On May 27, 2010, PremierWest Bancorp held its annual meeting of shareholders.

(b)      The following directors, who constitute the entire Board of Directors of PremierWest Bancorp, were elected at the meeting by the votes indicated:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
John L. Anhorn	29,305,391	1,080,783	-	35,796,966

Richard R. Hieb	29,433,994	952,180	-	35,796,966

James M. Ford	29,561,026	825,148	-	35,796,966

John A. Duke	29,597,496	788,678	-	35,796,966

Patrick G. Huycke	25,484,585	4,901,589	-	35,796,966

Rickar D. Watkins	29,551,095	835,079	-	35,796,966

Brian Pargeter	27,418,933	2,967,241	-	35,796,966

Dennis N. Hoffbuhr	29,593,291	792,883	-	35,796,966

Thomas R. Becker	29,543,548	842,626	-	35,796,966

James L. Patterson	29,610,447	775,727	-	35,796,966

John B. Dickerson	28,994,195	1,391,979	-	35,796,966

Georges C. St. Laurent, Jr.	30,181,124	205,050	-	35,796,966

          At the annual meeting, shareholders approved each of the following matters (with the votes on each matter as set forth below):

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

Ratification of auditor appointment	65,271,319	905,133	6,688	-

Advisory vote on executive compensation	63,698,384	2,181,453	303,303	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2010	By:	PREMIERWEST BANCORP (Registrant) /s/ Michael D. Fowler Michael D. Fowler Executive Vice President and Chief Financial Officer